SECURITIES AND EXCHANGE COMMISSION


                                 WASHINGTON, DC
                                      20549





                                    FORM 8-K




                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: December 4, 1997
                        (Date of earliest event reported)


                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


       DELAWARE                        0-19066                     13-3591193
(State or other jurisdiction of      (Commission                (I.R.S. Employer
incorporation or organization)       File Number)                Identification
                                                                      Number)


                          One Insignia Financial Plaza
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (864) 239-1000


              ___________________________________________________


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Item 5.   Other Events

     On December 4, 1997, Insignia Financial Group, Inc., through a joint venture partnership with The Witkoff Group, completed the acquisition of Fresh Meadows, a 3,285 unit multifamily apartment complex in Queens, New York. Fresh Meadows is one of the largest and most distinguished community developments in New York City. The 147 acre complex contains 140 low and high rise apartment buildings and 426,000 square feet of retail commercial space. The commercial portion of the property was acquired by an unrelated entity.

     Fresh Meadow Development, LLC, the acquiring partnership entity, is owned 35% by Insignia and 65% by the Witkoff Group, a New York real estate investment company. The total purchase consideration was approximately $180 million with $10 million paid from cash on hand and the remaining $170 million financed through borrowings from Lehman Brothers. The property was purchased from the John D. and Catherine T. MacArthur Foundation.

Item 7.  Financial Statements and Exhibits

          (c) Exhibits

                  Exhibit No.

                      99.1   Press Release dated December 24, 1997

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

                                         INSIGNIA FINANCIAL GROUP, INC.



                                     By:  /s/John K. Lines
                                     -----------------------------------------
                                         John K. Lines
                                         General Counsel



Date:  January 12, 1998